UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2019

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32663	88-0318078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20880 Stone Oak Parkway

San Antonio, Texas 78258

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 832-3700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	“CCO”	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2019, pursuant to the employment agreement, dated as of March 4, 2019 (the “Employment Agreement”), by and between Clear Channel Outdoor Holdings, Inc. (the “Company”) and C. William Eccleshare, the compensation committee of the board of directors of the Company (the “Compensation Committee”) granted Mr. Eccleshare a one-time equity award (the “2019 Equity Award”) under the Clear Channel Outdoor Holdings, Inc. 2012 Amended and Restated Stock Incentive Plan (the “Plan”).

The 2019 Equity Award consists of (i) an option to purchase 2,189,781 shares of the Company’s common stock from the Company at the price of $5.11 per share, which price was determined in accordance with the Employment Agreement based on the volume weighted average price of the Company’s common stock for the 15 trading days preceding and the 15 trading days following the separation of the Company from iHeartMedia, Inc., granted pursuant to an award agreement substantially in the form of the Company’s form of stock option agreement for employees under the Plan (the “Option Agreement”), and (ii) an award of 293,542 restricted stock units, granted pursuant to an award agreement substantially in the form of the new form of restricted stock unit award agreement for employees under the Plan approved by the Compensation Committee (the “RSU Agreement”). Both the Option Agreement and the RSU Agreement include such modifications as are necessary to effectuate the terms of the Employment Agreement.

The stock option will vest in three equal annual installments on each of December 31, 2019, December 31, 2020 and December 31, 2021, if Mr. Eccleshare is still employed with or providing services for the Company on each such vesting date, subject to the provisions of Section 8 of the Employment Agreement.

Specifically, Section 8 of the Employment Agreement, together with the Option Agreement, provides for the following treatment of Mr. Eccleshare’s stock option upon his termination. If Mr. Eccleshare’s employment is terminated due to his death or “disability,” by the Company without “cause,” by the Company due to its failure to extend the term of the Employment Agreement in accordance with the terms thereof, or by Mr. Eccleshare for “good cause” (each as defined in the Employment Agreement) (each, a “qualifying termination”), the unvested portion of the stock option will vest in full. If Mr. Eccleshare’s termination is due to his “retirement” (as defined in the Option Agreement), he will be treated as if his employment with the Company continued for the lesser of (i) five years and (ii) the remaining term of the stock option, such that the stock option will continue to vest during such period. If Mr. Eccleshare’s employment is terminated due to Mr. Eccleshare’s failure to extend the term of the Employment Agreement in accordance with the terms thereof or by Mr. Eccleshare without “good cause” (and not in connection with “retirement”), the unvested portion of the stock option will terminate. If Mr. Eccleshare’s employment is terminated by the Company for “cause,” the entire stock option will terminate regardless of whether it was then exercisable. The Option Agreement provides that upon a “change in control” (as defined in the Option Agreement), the stock option will vest in full.

If Mr. Eccleshare’s termination is due to death, the stock option will remain exercisable for the lesser of (i) one year and (ii) the remaining term of the stock option. If Mr. Eccleshare’s termination is due to “disability” or “retirement,” the stock option will remain exercisable for the lesser of (i) five years and (ii) the remaining term of the stock option. If Mr. Eccleshare’s termination is for any other reason (excluding, for the avoidance of doubt, a “cause” termination), the stock option will remain exercisable for the lesser of (i) three months and (ii) the remaining term of the stock option.

The restricted stock units will vest in three equal annual installments on each of December 31, 2019, December 31, 2020 and December 31, 2021, if Mr. Eccleshare remains employed on each such vesting date, subject to the provisions of Section 8 of the Employment Agreement.

Specifically, Section 8 of the Employment Agreement, together with the RSU Agreement, provides for the following treatment of Mr. Eccleshare’s RSUs upon his termination. Upon any qualifying termination, any unvested portion of the award will vest in full. If Mr. Eccleshare’s termination is due to his “retirement” (as defined in the RSU Agreement), the award will be treated as if his employment continued until the date the award would have vested in full and will continue to vest on the schedule set forth therein. Upon Mr. Eccleshare’s termination for any other reason, the then unvested portion of the award will be forfeited. The RSU Agreement provides that in the event of Mr. Eccleshare’s termination without “cause” within 12 months following the occurrence of a “change in control” (as defined in the RSU Agreement), the then unvested portion of the award will vest in full. For the avoidance of doubt, the foregoing “change in control” vesting provision is in addition to the accelerated vesting upon other terminations (whether or not in connection with a “change in control”) described in this paragraph.

The foregoing descriptions of the Option Agreement and the RSU Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Stock Option Agreement filed as Exhibit 10.1 hereto, the Restricted Stock Unit Award Agreement filed as Exhibit 10.2 hereto and the full text of the Plan included as Appendix B to the Company’s Definitive Proxy Statement filed on April 19, 2017.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Stock Option Agreement under the Clear Channel Outdoor Holdings, Inc. 2012 Amended and Restated Stock Incentive Plan, by and between C. William Eccleshare and Clear Channel Outdoor Holdings, Inc.

10.2	Restricted Stock Unit Award Agreement under the Clear Channel Outdoor Holdings, Inc. Amended and Restated 2012 Amended and Restated Stock Incentive Plan, by and between C. William Eccleshare and Clear Channel Outdoor Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: June 7, 2019	By:	/s/ Lynn A. Feldman
Lynn A. Feldman
Executive Vice President, General Counsel and Secretary

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